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2 Forward  Looking  Statement This presentation contains forward‐looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are  subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,”  “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of  future events or outcomes to identify these forward‐looking statements. Such forward‐looking statements include information about  qualitative assessments of available data, potential benefits, expectations for clinical trials, and anticipated timing of clinical trial readouts  and regulatory submissions. This information involves risks and uncertainties that could cause actual results to differ materially from those  expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and  development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials,  regulatory submission dates, regulatory approval dates and/or launch dates, including the risk that such dates are not met due to impacts  from the ongoing COVID‐19 pandemic, as well as risks associated with preliminary and interim data, including the possibility of unfavorable  new clinical trial data and further analyses of existing clinical trial data; the risk that the results of in‐vitro studies will not be duplicated in  human clinical trials; the risk that clinical trial data are subject to differing interpretations and assessments, including during the peer  review/publication process, in the scientific community generally, and by regulatory authorities; whether and when data from Bharat  Biotech’s clinical trials will be published in scientific journal publications and, if so, when and with what modifications; whether we will be  able to provide the U.S. Food and Drug Administration (“FDA”) with sufficient additional information regarding the design of and results from  preclinical and clinical studies of COVAXIN™, which have been conducted by Bharat Biotech in India in order for those trials to support a  Biologics License Application (“BLA”); the size, scope, timing and outcome of any additional trials or studies that we may be required to  conduct to support a BLA, including our planned phase 3 clinical trial for which we have submitted an IND to the FDA; our ability to file an  Emergency Use Authorization (EUA) for pediatric use for COVAXIN™ and whether such EUA will be authorized by the FDA; any additional  chemistry, manufacturing, and controls information that we may be required to submit; the timing of our BLA filing; whether and when a  BLA for COVAXIN™ will be submitted to the FDA; whether and when a BLA may be approved by the FDA, whether an application for  authorization under the Interim Order for emergency use may be approved by Health Canada, or a New Drug Submission application may be  approved by Health Canada, whether the additional information that we provide to Health Canada will be sufficient to support an approval  by Health Canada and any delays associated therewith, whether the FDA will accept our IND submission without any changes, or if we are  required to submit additional information to the FDA in support of our IND submission, the extent and significance of any such changes; the  authorizations or approvals will depend on myriad factors, including making a determination as to whether the vaccine candidate’s benefits  outweigh its known risks and determination of the vaccine candidate’s efficacy and, if authorized or approved, whether it will be  commercially successful; whether developments with respect to the COVID‐19 pandemic will affect the regulatory pathway available for  vaccines in the United States, Canada, or other jurisdictions; manufacturing capabilities, manufacturing capacity, and supply restrictions,  including whether sufficient doses of COVAXIN™ can be manufactured or supplied within our projected time periods; market demand for  COVAXIN™ in the United States or Canada; decisions by the FDA or Health Canada impacting labeling, manufacturing processes, safety,  and/or other matters that could affect the availability or commercial potential of COVAXIN™ in the United States or Canada, including  development of products or therapies by other companies. These and other risks and uncertainties are more fully described in our periodic  filings with the Securities and Exchange Commission (“SEC”), including the risk factors described in the section entitled “Risk Factors” in the  quarterly and annual reports that we file with the SEC. Any forward‐looking statements that we make in this presentation speak only as of  the date of this presentation. Except as required by law, we assume no obligation to update forward‐looking statements contained in  presentation whether as a result of new information, future events, or otherwise, after the date of this presentation.

Q3 2021 Financial Results and Business Update NASDAQ: OCGN 3

Forward Momentum for COVAXIN™ (BBV152) 4 01 02 WHO grants COVAXIN™ Emergency Use Listing,  broadening global portfolio of  COVID‐19 options Emergency Use Authorization  submitted to FDA for pediatric (2‐ 18) indication for the prevention  of COVID‐19 Investigational New Drug (IND)  application filed with FDA for  Phase 3 bridging study  in support  of an upcoming BLA submission

# Investigational New Drug application (IND) to evaluate COVAXIN™ (BBV152) among U.S. participants

OCU-002
A Phase 3, Observer-Blind, Immuno-bridging, and Broadening (BB) Study of a Whole, Inactivated SARS-CoV-2 Vaccine (BBV152) in Healthy Adults

Development phase: 3

Number of subjects: A few hundred participants

Primary objective: Demonstrate immuno-bridging comparing US based participants following second dose of BBV152 to those who received two doses in BBV152 Phase 3 efficacy trial in India

Secondary objectives:
Immunogenicity of two doses of BBV152 over time in 18-65 and greater than 65 age groups

Immuno-broadening effects in participants

BBV152 Phase 3 clinical trial conducted in India by Bharat Biotech

- n = 25,800 participants
- Participants recruited between November 2020 and January 2021 across 25 sites
- Two doses, 28 days apart

ocugen

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Forward Momentum for Ocular Portfolio 6 • Submitted IND for the treatment of retinitis  pigmentosa resulting from genetic mutations,  NR2E3 and RHO • Currently executing IND‐enabling preclinical studies  to support a Phase 1 clinical trial OCU200 OCU40001 03 • Preclinical data shows OCU410 plays role in  regulation genes associated with Dry‐AMD  pathogenesis • IND‐enabling studies ongoing  • Successfully completed manufacturing at commercial  scale (200L) at CanSinoBio to support clinical studies • Expanded manufacturing agreement to include  support for OCU410 Manufacturing capacity OCU41002 04

7 FINANCIAL UPDATE

Financial Update Statement of Operations Three months ended September 30, 2021 September 30, 2020 Research and development expense $(6.3) $(1.5) In‐process research and development expense ─ (7.0) General and administrative expense (4.5) (1.7) Other income (expense), net ─ (0.3) Net loss $(10.8) $(10.5) Net loss per share of common stock – basic and diluted $(0.05) $(0.07) 8 Balance Sheet Data September 30, 2021 September 30, 2020 Cash, cash equivalents, and restricted cash $107.5 $24.2 Debt $1.7 $2.1 Shares outstanding 198.9 184.0 Unaudited; in millions, except per share data

9 Q&A

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